UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 12, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2008, IA Global, Inc. (the “Company”) and LINC Media, Inc., a Tokyo, Japan-based company (“LINC Media”) entered into an amendment (the “Amendment”) to terminate the Asset Purchase Agreement and all related Notes Payable, and the Performance Agreement to acquire 100% of the outsourcing business division of LINC Media.

This termination was agreed by the parties due to the U.S. market conditions. LINC Media retains the $110,000 paid to date, less $10,000 deducted for legal fees. There are no additional fees or cash payments or stock issuances required by the Company or LINC Media.

The Amendment is attached hereto as Exhibit 10.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Amendment Agreement, by and between IA Global, Inc. and LINC Media, Inc., dated March 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: March 14, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer